Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2023, with respect to the consolidated financial statements of Berkeley Lights, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
March 21, 2023